UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 24, 2019

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Mid Bancshares, Inc. (the “Company”) held its annual meeting of stockholders on April 24, 2019 (the “Annual Meeting”). For more information on the proposals presented at the meeting, see the proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on March 15, 2019 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. At the Annual Meeting, the stockholders approved an amendment to the Company’s certificate of incorporation (the “Amendment”) to change the Company’s name from First Mid-Illinois Bancshares, Inc. to First Mid Bancshares, Inc. The Amendment was filed with the Secretary of State of the State of Delaware on April 25, 2019 and became effective immediately upon filing. The Company subsequently filed a restatement of its certificate of incorporation (the “Restated Certificate of Incorporation”) consolidating all prior amendments, including the name change amendment, which became effective immediately upon filing. Complete copies of the Amendment and the Restated Certificate of Incorporation are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

On April 24, 2019, the Board of Directors of the Company approved an amendment to the Company’s Amended and Restated By-laws, as amended (the “By-laws”), to reflect the change of the name from First Mid-Illinois Bancshares, Inc. to First Mid Bancshares Inc. so that on the first page of the By-laws the reference to “First Mid-Illinois Bancshares, Inc.” would be amended to read “First Mid Bancshares, Inc.”  The amendment took effect upon the filing of the Amendment with the Secretary of State of the State of Delaware on April 25, 2019. A complete copy of the By-laws, as amended, is attached hereto as Exhibit 3.3 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, there were present in person and by proxy holders of 14,655,824 shares of the Company's common stock, par value $4.00 (the "Common Stock"), representing approximately 88% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.
The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders was as follows:
Proposal 1: Election of Directors. Three directors were elected as Class II directors at the Annual Meeting, each for a three year term. The number of votes cast for each of the three directors, as well as the number of votes withheld and broker non-votes, were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Robert S. Cook	11,142,593	879,655	2,633,577
Ray Anthony Sparks	10,941,853	1,080,395	2,633,577
James E. Zimmer	11,163,225	859,023	2,633,577

Proposal 2: Approval of an amendment to the Company’s Certificate of Incorporation to change the name of the Company to First Mid Bancshares, Inc. With respect to the approval of an amendment to the Company’s Certificate of Incorporation to change the name of the Company to First Mid Bancshares, Inc., the number of votes cast for and against, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

14,570,650	43,563	—	41,611

Proposal 3: Approval of First Mid-Illinois Bancshares, Inc. Employee Stock Purchase Plan. With respect to the approval of the First Mid-Illinois Bancshares, Inc. Employee Stock Purchase Plan, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

9,152,285	239,794	1,683,846	90,308

Item 8.01.    Other Events.

Also at the Annual Meeting held on April 24, 2019, the Board of Directors declared the Company's next semi-annual dividend of $0.36 for shareholders of record on June 3, 2019 and payable on June 10, 2019. The dividend represents an increase of 5.6% over the dividend paid in the first half of 2018.

Forward Looking Statements

This document may contain certain forward-looking statements about the Company. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1955. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including additional factors and risks that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Reports on Form 10-K. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Item 9.01.     Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation, dated April 25,2019
3.2	Restated Certificate of Incorporation, dated April 25,2019
3.3	Amended and Restated By-Laws of First Mid Bancshares, Inc., as amended as of April 25, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 25, 2019

By:

Joseph R. Dively
Chairman, President and Chief Executive Officer